Exhibit 99.1

Contacts:	Tran Nguyen / CFO Somaxon Pharmaceuticals, Inc. (858) 876-6500 Rob Whetstone PondelWilkinson, Inc. (310) 279-5963 Investors@somaxon.com
SOMAXON PHARMACEUTICALS ANNOUNCES
SILENOR® CO-PROMOTION AGREEMENT
WITH PROCTER & GAMBLE
•	Combined Sales Forces to Launch Silenor to Physicians in September

•	Procter & Gamble to Provide Pharmacy Calls and Supplemental Managed Care Support

•	Silenor OTC Negotiation Rights Included

•	Conference Call Scheduled for Today at 9:00 a.m. Eastern
SAN DIEGO, CA — August 25, 2010 — Somaxon Pharmaceuticals, Inc. (Nasdaq: SOMX) today announced that Somaxon and Procter & Gamble (NYSE: PG) have entered into a co-promotion agreement for Silenor® (doxepin), a newly-approved treatment for insomnia characterized by difficulty with sleep maintenance.
Under the terms of the agreement, Somaxon and Procter & Gamble will co-promote Silenor with a combined 215 sales representatives in the U.S. market. Procter & Gamble’s professional health care sales force will promote Silenor to target primary care and other high-prescribing physicians. Somaxon’s focus will be on specialists and other top-decile physicians who treat insomnia. In addition, Procter & Gamble will promote Silenor to targeted pharmacies and will provide supplemental managed care support services for Silenor. Somaxon has also granted Procter & Gamble a right of first negotiation relating to rights to develop and market Silenor as an over-the-counter medication in the U.S.
“We are extremely excited to add Procter & Gamble’s highly regarded and tenured professional sales force to our commercialization effort for Silenor,” said Richard W. Pascoe, Somaxon’s President and Chief Executive Officer. “With the combined effort of both sales forces, we will target 35,000 of the highest prescribers of insomnia products as well as 25,000 pharmacies, which we believe will allow us to be highly competitive in the insomnia market. In addition, we are excited about the potential to partner with Procter & Gamble for the OTC rights to Silenor as a future life cycle management opportunity.”
“We are thrilled to partner with Somaxon to co-promote Silenor,” said Thomas M. Finn, President, Global Health Care at Procter & Gamble. “This opportunity is an excellent fit with P&G Health Care’s current and future business interests, and we are confident P&G’s professional sales force will help Silenor deliver both for patients and in the marketplace.”
Somaxon will record all sales of Silenor and will pay Procter & Gamble a combination of fixed fees and a royalty based on U.S. net sales. Each party will be responsible for the costs of maintaining and operating its own sales force, and Somaxon is responsible for all other costs pertaining to the commercialization of Silenor. The term of the agreement runs through December 31, 2012, renewable thereafter, and Somaxon will pay Procter & Gamble a reduced royalty based on U.S. net sales of Silenor for one year after the expiration of the agreement or its earlier termination under certain circumstances. Governance of the collaboration will occur through a joint commercialization committee.

Conference Call Information and Forward-Looking Statements
On Wednesday, August 25, 2010, Somaxon will conduct a conference call with interested parties beginning at 9:00 a.m. ET (6:00 a.m. PT) to discuss the contents of this press release. The conference call will be available to interested parties through a live audio Internet broadcast at http://investors.somaxon.com/eventdetail.cfm. The call will also be archived and accessible for approximately two weeks. Alternatively, callers may participate in the conference call by dialing (480) 629-9822. A telephonic replay will be available for approximately one week following the conclusion of the call by dialing (303) 590-3030, and entering passcode 4356913.
Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, commercialization plans for Silenor®, Somaxon’s financial status and performance and any comments Somaxon may make about its future plans or prospects in response to questions from participants on the conference call.
About Silenor®
Silenor is a low-dose (3 mg, 6 mg) oral tablet formulation of doxepin that is patent protected for use in insomnia. The Silenor NDA was approved in March 2010 for the treatment of insomnia characterized by difficulties with sleep maintenance. The NDA included all of the data from the company’s development program, including data from Somaxon’s clinical trial program that evaluated 1,017 subjects exposed to Silenor from 12 studies.
Important Safety Information
A doctor should be consulted if insomnia worsens or is not better within 7 to 10 days. This may mean that there is another condition causing the sleep problem.
Patients should be sure that they are able to devote 7 to 8 hours to sleep before being active again. Silenor should be taken within 30 minutes of bedtime. Patients should not take Silenor with alcohol or with other medicines that can cause drowsiness. Silenor should not be taken with or within two weeks after taking a monoamine oxidase inhibitor (MAOI). Patients should not take Silenor if they have untreated narrow angle glaucoma, if they have severe urinary retention, if they have severe sleep apnea or if they are allergic to any of the ingredients in Silenor. Until patients know how they will react to Silenor, they should not drive or operate machinery at night after taking Silenor, and they should be careful in performing such activities during the day following taking Silenor. Before taking Silenor, patients should tell their doctors if they have a history of depression, mental illness or suicidal thoughts. Patients should call their doctors right away if after taking Silenor they walk, drive, eat or engage in other activities while asleep. Drowsiness was the most common adverse event observed in clinical trials.
For more information, please see the complete Prescribing Information, including the Medication Guide, at www.silenor.com or www.somaxon.com.
About Somaxon Pharmaceuticals, Inc.
Headquartered in San Diego, CA, Somaxon Pharmaceuticals, Inc. is a specialty pharmaceutical company focused on the in-licensing, development and commercialization of proprietary branded pharmaceutical products and late-stage product candidates for the treatment of diseases and disorders in the central nervous system therapeutic area. Somaxon’s product Silenor® (doxepin) has been approved by the FDA for the treatment of insomnia characterized by difficulty with sleep maintenance.

For more information, please visit the company’s web site at www.somaxon.com.
Somaxon cautions readers that statements included in this press release and the conference call that are not a description of historical facts are forward-looking statements. For example, statements regarding the commercialization of Silenor, including the number of sales representatives to be deployed and the numbers of physicians and pharmacies to be targeted, the potential to license over-the-counter rights to Silenor to Procter & Gamble, and Somaxon’s operating expense guidance are forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by Somaxon that its plans will be achieved. Actual results may differ materially from those set forth in this release due to the risks and uncertainties inherent in Somaxon’s business, including, without limitation, Somaxon’s ability to successfully commercialize Silenor; Somaxon’s reliance on third parties, Procter & Gamble and Publicis, for critical aspects of the commercial sales process for Silenor; the performance of Procter & Gamble and Publicis and their adherence to the terms of their contracts with Somaxon; the ability of Somaxon’s sales management personnel to effectively manage the sales representatives employed by Publicis; the ability of Somaxon to ensure adequate and continued supply of Silenor to successfully launch commercial sales or meet anticipated market demand; the scope, validity and duration of patent protection and other intellectual property rights for Silenor; whether the approved label for Silenor is sufficiently consistent with such patent protection to provide exclusivity for Silenor; Somaxon’s ability to operate its business without infringing the intellectual property rights of others; the market potential for insomnia treatments, and Somaxon’s ability to compete within that market; inadequate therapeutic efficacy or unexpected adverse side effects relating to Silenor that could delay or prevent commercialization, or that could result in recalls or product liability claims; other difficulties or delays in development, testing, manufacturing and marketing of Silenor; the timing and results of post-approval regulatory requirements for Silenor, and the FDA’s agreement with Somaxon’s interpretation of such results; Somaxon’s ability to raise sufficient capital to fund its operations, and the impact of any such financing activity on the level of its stock price; the impact of any inability to raise sufficient capital to fund ongoing operations; and other risks detailed in Somaxon’s prior press releases as well as in its periodic filings with the Securities and Exchange Commission.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Somaxon undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. This caution is made under the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934.
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